RESIDENTIAL PURCHASE AGREEMENT

This Purchase Agreement ("Agreement") is made and entered into by and between Electronic Arts Inc., a Delaware corporation ("Seller") and John Riccitiello ("Buyer"). This agreement is dated and shall become effective as of the date of acceptance by Buyer below ("Effective Date").

Whereas, Buyer has occupied real property located at 45 Robles Drive in Woodside, California ("the Property") pursuant to a residential lease agreement between Buyer and Seller dated October 13, 1997 (the "Lease"); and

Whereas, pursuant to the Lease, Buyer has elected to exercise his option to purchase from Seller, the Property.

Therefore, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, subject to the terms, covenants and conditions set forth below, the Property.

1. PURCHASE PRICE. The Purchase Price of the Property is Three Million, Six Hundred Sixteen Thousand, Two Hundred Fifty Six Dollars and No Cents. ($3,616,256.00)

 2. FIXTURES. All existing fixtures and fittings that are attached to the Property, or for which special openings have been made, are included in the Purchase Price, and shall be transferred free of liens and "AS IS", unless specifically warranted. Fixtures shall include, but are not limited to, existing electrical, mechanical, lighting, plumbing and heating fixtures, fireplace inserts, solar systems, built-in appliances, window and door screens, awnings, shutters, window coverings, attached floor coverings, television antennas, satellite dishes and related equipment, private integrated telephone systems, air coolers/conditioners, pool/spa equipment, garage door openers/remote controls, attached fireplace equipment, mailbox, inground landscaping, including trees/shrubs, water softeners, water purifiers and security systems/alarms.

3. FINANCING. Buyer shall act diligently and in good faith to obtain any necessary loans to close escrow. All funds to be deposited with escrow holder on or before August 16, 2000.

4. ESCROW. Close of Escrow shall occur on or before August 17,2000. Buyer and Seller shall deliver signed escrow instructions consistent with this Agreement at least five (5) days before Close of Escrow.

 5.  ALLOCATION OF COSTS.

         GOVERNMENTAL TRANSFER FEES:

          A.   Buyer shall pay County transfer tax or transfer fee.

          TITLE AND ESCROW COSTS:

          B.   Seller shall pay for owner's title insurance policy.

          C. Seller shall pay for any title insurance policy insuring Buyer's Lender.

          D. Buyer shall pay escrow fee. Escrow holder shall be Fidelity National Title Company.

          E.   Buyer shall pay for all document preparation and recording fees.

          OTHER COSTS:

          F.   Buyer shall pay for zone disclosure reports.

          G. Seller shall pay for Smoke Detector installation and/or Water Heater bracing, if required. Seller, prior to close of escrow, shall provide Buyer a written statement of compliance in accordance with state and local Law.

          H.   Seller shall pay the fee of Avanti Realtors.

          I. Property taxes for the fiscal year and rent due under the Lease, shall be prorated from date of recordation.


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                         RESIDENTIAL PURCHASE AGREEMENT

6. REAL ESTATE TRANSFER DISCLOSURE STATEMENT ("TDS"); LEAD-BASED PAINT HAZARD DlSCLOSURES; NATURAL HAZARD DISCLOSURES. A Transfer Disclosure Statement, Federal Lead-Based Paint Disclosure, and Natural Hazard Disclosure Statement shall be completed and delivered to Buyer, who shall return signed copies to Seller.

7. PROPERTY DISCLOSURES. Seller shall provide to Buyer the following disclosures: Earthquake Safety and Environmental Hazard booklet, geological zones, special flood hazard areas, environmental disclosure report (limited to filed governmental reports), State Fire Responsibility Area report, Smoke Detector/Water Heater, Mello-Roos Community Facilities Act, FIRPTA and California non-resident withholding law disclosures.

8. CONDITION OF PROPERTY. Except as specified in this Agreement, Property is sold "AS IS", without warranty, in its present physical condition. Buyer represents that he has occupied the Property as provided in the Lease, and has had opportunity during such period to inspect the Property.

 9. TITLE AND VESTING. Buyer shall be provided a current preliminary (title) report (which is only an offer by the title insurer to issue a policy of title insurance, and may not contain every item affecting title). At Close of Escrow, Buyer shall receive a grant deed conveying title. Title shall be subject to all encumbrances, easements, covenants, conditions, restrictions, rights, and other matter which are of record or disclosed to Buyer prior to Close of Escrow. Buyer shall receive a standard ALTA Residential Extended Coverage Policy of title issued by Fidelity National Title. Title shall vest as designated in Buyer's escrow instructions.

 10. BUYER'S DUTY Buyer has an affirmative duty to exercise reasonable care to protect himself or herself, including discovery of the legal, practical and technical implications of disclosed facts, and the investigation of information and facts which are known to Buyer, or are within the diligent attention and observation of Buyer.

 11. AGENCY DISCLOSURE AND CONFIRMATION. The following agency relationship is hereby confirmed for this transaction: Avanti Realtors is the agent of both the Buyer and Seller. The real estate broker is not a party to the Agreement between Buyer arid Seller. Buyer represents that he has not engaged any other agent in connection with the purchase and sale of the Property, and except for the fee payable to Avanti Realtors, shall hold Seller harmless from any commission, fees or other sums that may be due based on Seller's sale of the Property to Buyer.

 12. RISK OF LOSS. If the land or improvements are materially damaged prior to Close of Escrow, then the Buyer may terminate this Agreement. If the loss is covered by insurance, Buyer may elect to complete the purchase and take an assignment from Seller of all insurance proceeds covering the loss.

13. TERMINATION OF LEASE. The Lease will terminate at the Close of Escrow, and each party will deliver to the other a general release releasing the other from all claims and liabilities arising under or pursuant to the Lease.

14. LEGAL NATURE OF AGREEMENT. This agreement is intended by the parties to be the full and final expression of their agreement. It shall not be contradicted by evidence of any prior agreement or contemporaneous oral agreement. The captions in this Agreement are for reference only. This Agreement may not be amended, modified, altered or changed in any respect whatsoever except by a further agreement in writing executed by Buyer and Seller.

15. ATTORNEY FEES. In any action, proceeding, or arbitration between Buyer and Seller arising out of this Agreement, the prevailing Buyer or Seller shall be entitled to reasonable attorney's fees and costs from the non-prevailing Buyer or Seller.

 16. TIME. Time is of the essence in this Agreement.


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                         RESIDENTIAL PURCHASE AGREEMENT

Seller                                                       Buyer
ELECTRONIC ARTS INC.
a Delaware Corporation

By: /s/   David L. Carbone                        /s/ John Riccitiello
   -------------------------------------         -------------------------------

Name:     David L. Carbone                            John Riccitiello
     -----------------------------------         -------------------------------

Title:    VP Finance
      ----------------------------------

Date:     2 August 2000                     Date:     14 August 2000
     -----------------------------------         -------------------------------

                              ELECTRONIC ARTS INC,
                            SECRETARY'S CERTIFICATION

I, Ruth A. Kennedy, do hereby certify that I am the duly elected, qualified and acting Secretaty of Electronic Arts Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"). I hereby certify that:

1. A Lease Agreement between the Corporation and John Riccitiello, the Corporation's President & Chief Operating Officer, dated 13 October, 1997, including an option to purchase the property located at 45 Robles Drive in Woodside, California (the "Property") was duly authorized and executed by the Corporation;

2. The Corporation is authorized to sell to Mr. Riccitiello the Property in accordance with the Lease Agreement;

3. David Carbone, Vice President, Finance is duly authorized to take all steps necessary, including the execution of necessary documents, to effect the sale of the Property to Mr. Riccitiello as described in the Lease Agreement.

IN WITNESS WHEREOF, I have hereunto set my hand and the seal of the Corporation this 1St day of August, 2000.


                                                  /s/ Ruth A. Kennedy
                                                  ------------------------------
                                                  Ruth A. Kennedy
                                                  Secretary of the Corporation